EXHIBIT 5.1



Marcus A. Sanders Esq.
================================================================================
                                                    22 Battery Street, Suite 701
                                                    San Francisco, CA  94111
                                                    Phone (415) 986-7114
                                                    Fax      (415) 986-7028

October 1, 2001

Cryocon, Inc.
2250 North 1500 West
Ogden, Utah  84404

         Re:      Cryocon, Inc. - Common Shares for Consultant C. Frank Speight

Ladies and Gentlemen:

    I have acted as counsel to Cryocon, Inc. ("Cryocon") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 600,000 shares of Cryocon's common stock, no par value (the "Shares"), which may be issued in connection with the Consulting Services Contract with C. Frank Speight (the "Consulting Contract"). In connection with that registration, I have reviewed Cryocon's Board of Directors' proceedings relating to the registration and proposed issuance of the common stock, Cryocon's Articles of Incorporation and all amendments thereto, Cryocon's Bylaws and all amendments thereto, and such other documents and matters as I have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is my opinion that the Shares when issued in conformance with the terms and conditions of the Consulting Contract, will be legally issued, fully paid, and non-assessable under the Colorado Business Corporation Act.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     I consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading "Interests of Named Experts and Counsel" in the registration statement.

Very truly yours,


By: /s/ Marcus A. Sanders
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Marcus A. Sanders